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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of Earliest Event Report):  July 31, 1999
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                               The Rowe Companies
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             (exact name of registrant as specified in its charter)

    Nevada                          1-10226                    54-0458563
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State or other                    (Commission                (IRS Employer
jurisdiction of                   File Number)               Identification
                                                                 Number)

              1650 Tysons Blvd., Suite 710  McLean, Virginia 22102
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             (Address of principal executive offices     Zip Code)

Registrant's telephone number, including area code: 703-847-8670
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                                      None
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         (Former name or former address, if changed since last report)

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                             ITEMS OF INFORMATION
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Item 2.  Acquisition or Disposition of Assets

     On July 31, 1999, The Rowe Companies (the "Company") completed its acquisition of Storehouse, Inc. ("Storehouse") pursuant to the Stock Purchase Agreement, dated August 25, 1998, among the Company and the shareholders of Storehouse (the "Agreement"). The acquisition was effected through the purchase by the Company of all the issued and outstanding shares of the capital stock of Storehouse from the shareholders in exchange for a purchase price consisting of approximately $12 million. In addition, on August 2, 1999, the Company refinanced $13 million in Storehouse long-term debt. The Agreement was included as an exhibit to the Company's Current Report on Form 8-K filed on August 26, 1998. Attached hereto, as Exhibit 99, and incorporated herein by reference are two press releases announcing the final agreement for this acquisition and announcing the completion of the acquisition.

     The Company funded the transaction through the utilization of a $25 million revolving credit facility from NationsBank.

     Storehouse, a retail furniture store chain, is now operated as a wholly owned subsidiary of the Company.

Item 7.  Financial Statements and Exhibits

(1)  Financial Statements of businesses acquired.

     The financial statements required by this item will be filed with an amendment to this Form 8-K on or before October 14, 1999.

(2)  Pro forma financial information.

     The pro forma financial information required by this item will be filed with an amendment to this Form 8-K on or before October 14, 1999.

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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                           THE ROWE COMPANIES
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                           Registrant


Date:  08-13-99            /s/Arthur H. Dunkin
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                           Arthur H. Dunkin
                           Secretary-Treasurer

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                               INDEX TO EXHIBITS


Exhibit No.    Description of Exhibit
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99             Press releases dated June 16, 1999 and August 2, 1999

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